UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2010

ALCANTARA BRANDS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-149804	26-2137574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gainey Center II 8501 N. Scottsdale Rd., Suite 165 Scottsdale, AZ	85253-2740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 275-7572

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director and Officers

On May 12, 2010, Mr. Carlos Alcantara gave the Registrant notice of his resignation from his position as a member of the Board of Directors, President and as Chief Executive Officer of the Registrant, which resignation was accepted by the Registrant on May 12, 2010.

On May 12, 2010, Ms. Shanda Alcantara gave the Registrant notice of her resignation from her position as a member of the Board of Directors, Secretary and as Treasurer of the Registrant, which resignation was accepted by the Registrant on May 12, 2010.

(c)  Appointment of Officers

Prior to the resignations of Mr. Carlos Alcantara and Ms. Shanda Alcantara, the Board of Directors appointed Mr. Robertson James Orr to serve as the Registrant’s President, Secretary and Treasurer.

Robertson James Orr – President, Treasurer and Secretary  Mr. Orr attended Arizona State University and graduated with a BA in Business Management.  In 1998, Mr. Orr assisted in the founding of bluemedia, Inc., a successful large format digital printing company based in Tempe, Arizona.  Mr. Orr lead bluemedia to profitability 9 years ago while overseeing the company's sales department and business development, and since then the company has continued to grow by more than 28% annually. In 2005, Mr. Orr and his Partners in bluemedia started a non-traditional ad agency called Blind Society, which is responsible for the direct to consumer marketing efforts of companies like AT&T, K-Swiss, and Activision. In addition to his entrepreneurial successes, Mr. Orr has been involved with supporting numerous local charitable causes through his work with the Boys & Girls Clubs of Phoenix, St. Joseph the Worker, the MDA and the ADA. He is also on the Board of Directors for the Tempe Chamber of Commerce and is active in the Phoenix 40.

(d) Appointment of Director

Prior to the resignations of Mr. Carlos Alcantara and Mrs. Shanda Alcantara, the Board of Directors appointed Mr. Robertson Orr to serve as the sole member of the Registrant’s Board of Directors.  Currently, the Registrant does not have separate committees within the Board of Directors such as an Audit, Nominating, or Governance committees due to having limited resources.  Therefore, Mr. Orr will participate as the Registrant’s entire board of directors in performing some of the functions associated with these separate committees.

Section 8 – Other Events

Item 8.01 Other Events

As the result in change of management and change of direction in the company, the Registrant has changed its principal address to the following: Gainey Center II, 8501 N. Scottsdale Rd., Suite 165, Scottsdale, AZ 85253-2740, effective as of May 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCANTARA BRANDS CORPORATION

By: /S/ Robertson James Orr
Robertson James Orr, President

Date:  May 24, 2010